UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   May 21, 2017

OphthaliX Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52545	88-0445167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Bareket Street, Petach Tikva, Israel	4951778
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  +(972) 3-924 1114

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2017, OphthaliX, Inc. (the “Company”) and a wholly-owned private Israeli subsidiary of the Company, Bufiduck Ltd. (“Merger Sub”), and Wize Pharma Ltd., an Israeli company listed on the Tel Aviv Stock Exchange currently focused on the treatment of ophthalmic disorders, including dry eye syndrome (“Wize”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Wize, with Wize becoming a wholly-owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). The parties intend to effect the Merger and the other transactions contemplated under the Merger Agreement by way of an Israeli court-approved plan of arrangement among the Merger Sub and Wize and their respective shareholders and (if applicable) creditors, in accordance with Sections 350 and 351 of the Israeli Companies Law of 1999, as amended (the “Israeli Companies Law”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (a) each outstanding ordinary share of Wize will be converted into the right to receive 5.3681 of the Company’s common stock (subject to the adjustments set forth in the Merger Agreement, the “Exchange Ratio”); and (b) each outstanding convertible note or convertible loan (the “Convertible Notes”) to acquire Wize ordinary shares that has not previously been converted prior to the Effective Time will be assumed by the Company and become convertible into such number of shares of the Company’s common stock equal to the number of Wize ordinary shares that the Convertible Notes are convertible into immediately prior to the Effective Time multiplied by the Exchange Ratio at a proportionally adjusted conversion price. Immediately following the Effective Time, Wize shareholders are expected to own approximately 90% of the outstanding common stock of the Company on a fully diluted basis (excluding shares of common stock issuable upon exercise of the Convertible Notes and shares of common stock issuable upon exercise of certain options held by holders of the Convertible Notes) while Company stockholders are expected to own the remaining approximate 10%.

As contemplated in the Merger Agreement, the Company plans to call an annual meeting of its stockholders in order to, among other things, amend its Certificate of Incorporation immediately following the Merger, so as to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000, to change the name of the Company from “OphthaliX, Inc.” to “Wize Pharma, Inc.” and to re-elect the Company’s incumbent directors (the “AGM”).

The Merger Agreement contemplates that the members of the Board of Directors of the Company and its executive officers at the Effective Time will be as designated by Wize prior to the Effective Time.

The Merger Agreement contains customary representations, warranties and covenants made by the parties, including covenants relating to obtaining the requisite approvals of the stockholders of the Company and shareholders of Wize, indemnification and insurance of directors and officers, and the Company’s and Wize’s conduct of their respective businesses between the date of signing the Merger Agreement and the closing of the Merger.

Consummation of the Merger is subject to certain closing conditions, including, among other things, (1) the effectiveness of a registration statement on Form S-4, including a proxy statement and prospectus, (2) approval by the stockholders of the Company and shareholders of Wize, (3) approval of the arrangement between Wize and its shareholders under Sections 350 and 351 of the Israeli Companies Law by the Israeli District Court of Tel Aviv−Jaffa, (4) as of the earlier of the Effective Time or August 30, 2017, Wize shall have available cash and cash equivalents of at least NIS 1,000,000 (approximately $280,000), (5) the Company not having any liabilities as of the Effective Time, and (6) receipt by Wize of an interim tax pre-ruling from the Israeli Tax Authority.

The Merger Agreement may be terminated under certain circumstances by either the Company or Wize, including if the Merger is not completed by October 30, 2017 unless the failure to complete the Merger was primarily due to the material breach of the terminating party.

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Concurrently with the execution of the Merger Agreement and as contemplated therein, Can-Fite BioPharma Ltd. (“Can-Fite”), the Company’s parent and holder of approximately 82% of the outstanding shares of common stock of the Company, entered into a Voting and Undertaking Agreement with the Company and Wize (the “Voting Agreement”), pursuant to which Can-Fite agreed to vote its shares of the Company held by it in favor of approving the matters on the agenda of the AGM and against any actions that could adversely affect the consummation of the Merger. In addition, the Voting Agreement places certain restrictions on the transfer of the shares of the Company held by Can-Fite and Can-Fite has agreed to indemnify Wize and the Company with respect to certain liabilities of the Company occurring in the period up to the closing of the Merger but excluding certain liabilities in respect of any legal proceedings arising out of or related to the transactions contemplated by the Merger Agreement.

As a condition to closing of the Merger, the Company is required, pursuant to a Stock Purchase Agreement, to sell on an “as is” basis to Can-Fite  all the ordinary shares of the Company’s wholly-owned subsidiary, Eyefite Ltd. (“Eyefite”), in exchange for the irrevocable cancellation and waiver of all indebtedness owed by the Company and Eyefite to Can-Fite, including approximately $4.5 million of deferred payments owed by the Company and Eyefite to Can-Fite and, as part of the purchase of Eyefite, Can-Fite will also assume certain accrued milestone payments in the amount of $175,000 under the exclusive license agreement described at the end of this paragraph. Immediately following the sale of Eyefite to Can-Fite, it is expected that the Company’s sole asset shall consist of 446,827 ordinary shares of Can-Fite. In addition, as a condition to closing of the Merger, that certain exclusive license of Can-Fite’s CF101 drug candidate for the treatment of ophthalmic diseases granted to the Company and that related services agreement is required to be terminated pursuant to a Termination of License Agreement and a Termination of Services Agreement.

The Merger Agreement, Voting Agreement, Stock Purchase Agreement, Termination of License Agreement and Termination of Services Agreement have each been included as an exhibit to this Current Report to provide the Company’s stockholders with information regarding their terms. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules delivered by the parties in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties contained in these agreements were made as of a specified date; may have been made for the purposes of allocating contractual risk between the parties to such agreements; and may be subject to contractual standards of materiality different from what might be viewed as material to the Company’s stockholders. Accordingly, the representations and warranties in these agreements should not be relied on by any persons as characterizations of the actual state of facts and circumstances of the Company or any other parties thereto at the time they were made and should consider the information in these agreements in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the SEC. Information concerning the subject matter of the representations and warranties may change after the date of these agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. These agreements should not be read alone, but should instead be read in conjunction with each other and other information regarding the Company.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, Voting Agreement, Stock Purchase Agreement, Termination of License Agreement and Termination of Services Agreement filed as Exhibits 2.1, 2.2, 10.1, 10.2 and 10.3 respectively, to this Current Report, and which are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The completion of the Merger will constitute a change in control of the Company. The Merger is described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 5.01.

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Additional Information about the Merger and Where to Find It

In connection with the Merger, the Company intends to file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a prospectus and proxy statement. Investors and security holders of the Company and Wize are urged to read these materials when they become available because they will contain important information about the Company, Wize and the Merger. The prospectus and proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to: OphthaliX Inc., 10 Bareket Street, Petach Tikva, Israel 4951778, Attention: Investor Relations. Investors and security holders are urged to read the prospectus and proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The Company and its directors and executive officers, Wize and its directors and executive officers and Can-Fite and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger will be included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. These documents are available free of charge at the SEC web site (www.sec.gov) and from the Company, Attn: Investor Relations, at the address described above.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 21, 2017, by and among OphthaliX, Inc., Bufiduck Ltd. and Wize Pharma Ltd.*

2.2	Voting and Undertaking Agreement, dated as of May 21, 2017, by and among OphthaliX, Inc., Wize Pharma Ltd., and Can-Fite BioPharma Ltd.

10.1	Form of Stock Purchase Agreement

10.2	Form of Termination of License Agreement

10.3	Form of Termination of Services Agreement

*	Exhibits and schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OphthaliX Inc.

Date: May 22, 2017	By	/s/ Pnina Fishman
Pnina Fishman, Interim CEO

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